Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:
Mike Van Handel
+1.414.906.6305
Michael.vanhandel@manpowergroup.com

ManpowerGroup Declares 86 Cent Dividend

MILWAUKEE (November 2, 2016) – The Board of Directors of ManpowerGroup (NYSE:MAN) has declared a dividend of 86 cents per share, payable on December 15, 2016, to shareholders of record as of the close of business on December 1, 2016.

Additional financial information about ManpowerGroup, including stock history and annual shareholder reports, can be found at http://investor.manpower.com/.

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About ManpowerGroup

ManpowerGroup® (NYSE: MAN) is the world's workforce expert, creating innovative workforce solutions for nearly 70 years. As workforce experts, we connect more than 600,000 people to meaningful work across a wide range of skills and industries every day. Through our ManpowerGroup family of brands – Manpower®, Experis®, Right Management® and ManpowerGroup® Solutions – we help more than 400,000 clients in 80 countries and territories address their critical talent needs, providing comprehensive solutions to resource, manage and develop talent. In 2016, ManpowerGroup was named one of the World's Most Ethical Companies for the sixth consecutive year and one of Fortune's Most Admired Companies, confirming our position as the most trusted and admired brand in the industry. See how ManpowerGroup makes powering the world of work humanly possible: www.manpowergroup.com.

ManpowerGroup • 100 Manpower Place, Milwaukee, WI 53212 • USA • Phone +1.414.961.1000 • www.manpowergroup.com